UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report and date of earliest event reported: March 20, 2008

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Entry into Material Definitive Agreement

Mr. John D. Denson notified the Company of his desire to retire and resign, effective March 31, 2008, from his position as Vice President, General Counsel and Secretary of Core Laboratories N.V. (the "Company"). Mr. Denson has served in this position since 1994. Following his resignation, Mr. Denson intends to pursue opportunities toward becoming more actively involved in his church as an ordained deacon and satisfying the educational requirements necessary for such position. He also intends to return to private legal practice.  There are no disagreements between the Company and Mr. Denson that caused or contributed to his resignation.

Under the terms of his employment agreement and subject to compliance with Section 409A of the Internal Revenue Code, Mr. Denson is entitled to receive cash compensation equal to $877,400 as part of his severance with the Company. In addition, he will be paid a final year-end cash bonus of $175,500.

Effective March 31, 2008 our Vice General Counsel, Mr. Mark F. Elvig will become the Company's Vice President, General Counsel and Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: March 20, 2008	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer